CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin New York Tax-Free Income Fund (the “Registration Statement”) of our report dated July 17, 2009, relating to the financial statements and financial highlights of Franklin New York Tax-Free Income Fund which appears in the May 31, 2009 Annual Report to Shareholders, which is also incorporated by reference in such Registration Statement. We also consent to the references to us under “Financial Highlights" and "Independent Registered Public Accounting Firm" in the registration statement on Form N-1Aof Franklin New York Tax-Free Income Fund dated October 1, 2009, which is also incorporated by reference in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated November 16, 2009, relating to the financial statements and financial highlights of Franklin New York Insured Tax-Free Income Fund, a series of Franklin New York Tax-Free Trust, which appears in the September 30, 2009 Annual Report to Shareholders, which is also incorporated by reference in such Registration Statement. We also consent to the references to us under “Financial Highlights" and "Independent Registered Public Accounting Firm" in the registration statement on Form N-1A of Franklin New York Tax-Free Trust dated February 1, 2010, which is also incorporated by reference in the Registration Statement.

We also consent to the references to us under item 4. “Representations and Warranties by NY Tax-Free Fund” and under item 5. “Representations and Warranties by FNYTFT on behalf of NY Insured Fund” in Exhibit A to the Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California

May 24, 2010